SYNTEC BIOFUEL INC.

WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS DATED THE 1ST DAY OF NOVEMBER, 2007

As of today’s date, Syntec Biofuel Inc., (the “Corporation”) has issued and outstanding THIRTY-TWO MILLION, NINE HUNDRED AND SEVENTY-TWO THOUSAND, SIX HUNDRED AND TWENTY-NINE (32,972,629) common shares, all of which were entitled to vote on the resolutions.  None of the shares were entitled to vote as a class.

WHEREAS the Corporation wishes the shareholders to vote on appointment of Ms. Janet Cheng as Director of the Corporation;

AND WHERAS the Corporation wishes the shareholders to vote on appointment of Dr. George Kosanovich as Director of the Corporation;

NOW THERFORE, we, the following shareholders of the Corporation representing 69.15% of the issued and outstanding shares of the Corporation hereby consent to and adopt the following resolutions:

1.	Appoint Ms. Janet Cheng to the Board of Directors
2.	Appoint Dr. George Kosanovich to the Board of Directors.

Shareholder Name	Number of shares voted in motions 1-2 above	Percentage Ownership	Shareholder signature
Ryerson Corporation AVV	9,205,000	27.92%	/s/E. Geerman
Zwiss AVV	852,000	2.58%	/s/E. Geerman
Power Network NV	763000	2.31%	/s/E. Geerman
Hokley Limited	852,000	2.58%	/s/Cecil Morris
Zurich Capital Corporation	820,000	2.49%	/s/E. Geerman
Eurocapital Corporation AVV	1,542,400	4.68%	/s/E. Geerman
Iris International Holdings Limited	4,873,000	14.78%	/s/Mark Sieff
Michael Jackson	814,000	2.47%	/s/Michael Jackson
Montilla Capital	3,080,000	9.34%	/s/E. Geerman
Total Number of Shares Voted	22,801,400	69.15%
Total Number of Shareholders Represented	9

Accepted for filing in the
Corporation’s records this 1st day
November, 2007.	/s/Michael Jackson
Michael Jackson, Corporate Secretary